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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K/A

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of report (date of earliest event reported): June 9, 1999

         Navigant Consulting, Inc. (formerly, The Metzler Group, Inc.)
                                  -------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


         0-28830                                        36-4094854
     ----------------                              ---------------------
(Commission File Number)                     (IRS Employer Identification No.)


   615 N. Wabash, Chicago, Illinois                         60611
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(Address of Principal Executive Offices)                  (Zip Code)


                                (312) 573-5600
                                --------------
             (Registrant's Telephone Number, Including Area Code)


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Item 5. Other Events.

  On June 9, 1999, Navigant Consulting, Inc. (the "Company"), formerly the Metzler Group, filed an interim Report on Form 8-K which included restated selected financial data, unaudited quarterly financial information, and consolidated financial statements for three acquisitions that were consummated in the first quarter of 1999 following the pooling of interests method of accounting. Subsequent to the filing of that interim report, the Company determined that it should no longer seek to maintain the pooling of interests treatment in light of subsequent events that occurred in the third quarter of 1999. Although these 1999 transactions were originally accounted for properly as poolings-of-interests, the disclosures, financial data and financial statements referring to these acquisitions as poolings have been superseded and all of the acquisitions consummated in the first quarter of 1999 will be accounted for under the purchase method of accounting.

  As a result, the information regarding the Company's financial condition as of December 31, 1998 and 1997, and results of operations for each of the three years in the period ended December 31, 1998, can be found in the Company's Annual Report on Form 10-K, as filed on March 31, 1999 and as subsequently amended.




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                             SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.

                             Navigant Consulting, Inc.


                                 /s/ James F. Hillman
                             By: ------------------------
                                 James F. Hillman
                                 Chief Financial Officer

Date: January 21, 2000